                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant   X
Filed by a Party other than the Registrant / /

Check the appropriate box:
   / /   Preliminary Proxy Statement
   / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    X    Definitive Proxy Statement
   / /   Definitive Additional Materials
   / /   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            MICRO LINEAR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

    X   No fee required.
   / /  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(1)(2) or
        Item 22(a)(2) of Schedule 14A.
   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        (1) Title of each class of securities to which transaction applies: ____
            ____________________________________________________________________
        (2) Aggregate number of securities to which transaction applies: _______
            ____________________________________________________________________
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           _____________________________________________________________________

        (4) Proposed maximum aggregate value of transaction:
        (5) Total fee paid: ____________________________________________________

  / /   Fee paid previously with preliminary materials.

  / / Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid: ____________________________________________
      (2)  Form, Schedule, or Registration Statement No.: _____________________
      (3)  Filing Party: ______________________________________________________
      (4)  Date Filed: ________________________________________________________

                               [MICRO LINEAR LOGO]


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 29, 1998

TO THE STOCKHOLDERS:

      NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of Micro Linear Corporation, a Delaware corporation (the "Company"), will be held on September 29, 1998, at 9:00 a.m., local time, at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California, legal counsel to the Company, for the following purposes:

1. To approve and adopt the Company's 1998 Employee Stock Purchase Plan with 200,000 shares of the Company's Common Stock reserved for issuance thereunder.

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on August 24, 1998 are entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                       FOR THE BOARD OF DIRECTORS


                                       Jeffrey D. Saper
                                       Secretary
San Jose, California
August 28,1998



IMPORTANT: Whether or not you plan to attend the meeting, you are requested to complete and promptly return the enclosed proxy in the envelope provided.

                            MICRO LINEAR CORPORATION
                              2092 CONCOURSE DRIVE
                           SAN JOSE, CALIFORNIA 95131

                       ----------------------------------

                               PROXY STATEMENT FOR
                         SPECIAL MEETING OF STOCKHOLDERS

                       ----------------------------------


      The enclosed Proxy is solicited on behalf of the Board of Directors of Micro Linear Corporation (the "Company") for use at the Special Meeting of Stockholders to be held on September 29, 1998, at 9:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California, legal counsel to the Company.

      The proxy solicitation materials were mailed on or about August 28, 1998 to all stockholders of record on August 24, 1998.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

REVOCABILITY OF PROXIES

      Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Secretary of the Company at the above address of the Company, written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

VOTING AND SOLICITATION

      Proxies properly executed, duly returned to the Company and not revoked, will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted as the management of the Company may propose. If any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote according to their best judgment.

      Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the meeting. The required quorum for the transaction of business at the Special Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Special Meeting (the "Votes Cast") with respect to such matter. Abstentions will have the same effect as a vote against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

      The cost of soliciting proxies will be borne by the Company. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and employees, without additional compensation, personally or by telephone or telegram.

STOCKHOLDER PROPOSALS

      Stockholders of the Company may submit proposals which they believe should be voted upon at the Company's 1999 Annual Meeting or nominate persons for election to the Board of Directors. In accordance with the Company's Bylaws, any such proposal or nomination must be submitted in writing to the Secretary of the Company not less than

120 days prior to the first anniversary of the preceding year's Annual Meeting of stockholders. This submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the proponent's ownership of Common Stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting. The Secretary should be contacted in writing at the address on the first page of this Proxy Statement to make any submission or to obtain additional information as to the proper form and content of submissions.

      Pursuant to applicable rules under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in the Company's 1999 Proxy Statement. Any such stockholder proposals must be submitted in writing to the Secretary of the Company no later than January 5, 1999. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regards to the detailed requirements of such securities rules.


RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

      Stockholders of record at the close of business on August 24, 1998 are entitled to notice of the meeting and to vote at the meeting. At the record date, 11,556,628 shares of the Company's Common Stock, $0.001 par value per share, were issued, outstanding and eligible to be voted at the meeting.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of the Company's Common Stock as of August 24, 1998 (i) by each director of the Company, (ii) by the Company's Chief Executive Officer, the four other most highly compensated executive officers employed by the Company at the end of fiscal year 1997 and one individual who would have been one of the Company's four most highly paid executive officers but for the fact that he was not serving as an executive officer at the end of fiscal year 1997 (such officers are collectively referred to as the "Named Executive Officers") and (iii) by all current directors and executive officers as a group. Except as set forth below, the address of each individual is the address of the Company as set forth herein.



                                                                                              NUMBER OF         PERCENT OF
                                    BENEFICIAL OWNER                                            SHARES            TOTAL
-----------------------------------------------------------------------------------------  ----------------   ----------------
FMR Corp. (1)                                                                                   1,192,000          8.9%
      82 Devonshire Street
      Boston, MA  02109
Arthur B. Stabenow(2)...................................................................          761,893          5.6
Paul E. Standish(3).....................................................................          207,360          1.5
J. Philip Russell(4)....................................................................           57,253           *
Chris Ladas(5)..........................................................................           68,997           *
Ray Reed................................................................................           13,633           *
Jeffrey D. West(6)......................................................................           97,781           *
Roger A. Smullen(7).....................................................................           72,133           *
Joseph D. Rizzi(8)......................................................................           15,850           *
David L. Gellalty(9)....................................................................            7,917           *
Robert Whelton..........................................................................              143           *
All officers and directors as a group (12 persons) (10).................................        1,394,057          9.9

---------------------------

*     Less than 1%.
(1) Based solely on information contained in a Schedule 13D filed with the Securities and Exchange Commission on February 10, 1998.

(2) Includes 101,319 shares issuable upon the exercise of options to purchase Common Stock which are exercisable within 60 days of August 24, 1998. Also includes 1,300 shares held by Mr. Stabenow's wife.
(3) Includes 196,583 shares issuable upon the exercise of options to purchase Common Stock which are exercisable within 60 days of August 24, 1998.
(4) Includes 28,583 shares issuable upon the exercise of options to purchase Common Stock which are exercisable within 60 days of August 24, 1998.
(5) Includes 51,250 shares issuable upon the exercise of options to purchase Common Stock which are exercisable within 60 days of August 24, 1998.
(6) Includes 23,733 shares issuable upon the exercise of options to purchase Common Stock which are exercisable within 60 days of August 24, 1998.
(7) Includes 33,733 shares issuable upon the exercise of options to purchase Common Stock which are exercisable within 60 days of August 24, 1998.
(8) Includes 7,250 shares issuable upon the exercise of options to purchase Common Stock which are exercisable within 60 days of August 24, 1998.
(9) Includes 2,917 shares issuable upon the exercise of options to purchase Common Stock which are exercisable within 60 days of August 24, 1998.
(10) Includes 516,427 shares issuable upon the exercise of options to purchase Common Stock which are exercisable within 60 days of August 24, 1998.

                                   PROPOSAL 1
                  APPROVAL OF 1998 EMPLOYEE STOCK PURCHASE PLAN


      On July 28, 1998, the Board of Directors adopted the 1998 Employee Stock Purchase Plan (the "Purchase Plan") and reserved 200,000 shares of Common Stock for issuance thereunder. In addition, the Purchase Plan provides that the number of shares reserved for issuance thereunder will be increased each year by a number of shares equal to the lesser of (i) the number of shares of Common Stock repurchased by the Company during the prior year, (ii) the number of shares of Common Stock issued under the Purchase Plan in the prior year, or (iii) a lesser amount determined by the Board of Directors. As of the date of the Special Meeting, no options had been granted pursuant to the Purchase Plan.

      The Purchase Plan will replace the Company's 1994 Employee Stock Purchase Plan (the "1994 Purchase Plan"). As of August 24, 1998, only 19,532 shares remained available for issuance under the 1994 Purchase Plan. Based on the number of employees that have elected to participate in the current offering period, all of the remaining shares under the 1994 Purchase Plan will be used during the current purchase period (which ends on December 31, 1998). Accordingly, unless the stockholders approve the Purchase Plan, the Company will not have an employee stock purchase plan when the current offering period ends on December 31, 1998. If the Purchase Plan is approved by the stockholders at the Special Meeting, the Purchase Plan will be implemented with a six (6) month offering period beginning on or about January 1, 1999 and ending on or about June 30, 1999. Subsequent offering periods will be approximately six (6) months long.

      At the Special Meeting, the stockholders are being asked to approve the Purchase Plan and the reservation of shares thereunder.

SUMMARY OF THE PURCHASE PLAN

      General. The purpose of the Purchase Plan is to provide employees with an opportunity to purchase Common Stock of the Company through payroll deductions in a manner that qualifies under Section 423 of the Internal Revenue Code (the "Code").

      Administration. The Purchase Plan may be administered by the Board of Directors (the "Board") or a committee appointed by the Board. All questions of interpretation or application of the Purchase Plan are determined by the Board or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

      Eligibility. Any regular employee of the Company, employed throughout the Offering Period, is eligible to participate in an Offering Period (as defined below); provided, however, that no employee shall be granted an option under the Purchase Plan (i) to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of the stock of the Company, or
(ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year. Eligible employees become participants in the Purchase Plan by filing with the Company a subscription agreement authorizing payroll deductions prior to the beginning of each Offering Period unless a later time for filing the subscription agreement has been set by the Board.

      Participation in an Offering. The Purchase Plan will be implemented by offering periods typically lasting for six (6) months (an "Offering Period") with a new Offering Period commencing on or about January 1 and July 1 of each year. The initial Offering Period will begin on or about January 1, 1999 and end on or about June 30, 1999. The Board may change the length or date of commencement of an Offering Period. To participate in the Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed 10% of a participant's compensation. In no event shall an employee be permitted to purchase during an Offering Period more than the lesser of (i) Twelve Thousand Five Hundred Dollars ($12,500)
divided by the fair market value of the Company's Common Stock on the first day of the Offering Period, or (ii) two hundred fifty (250) shares of Common Stock. Once an employee becomes a participant in the Purchase Plan, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the Purchase Plan or the employee's employment with the Company terminates. At the beginning of each Offering Period, each participant is automatically granted options to purchase shares of the Company's Common Stock. The option expires at the end of the Offering Period or upon termination of employment, whichever is earlier, but is exercised at the end of each Offering Period to the extent of the payroll deductions accumulated during such Offering Period.

      Purchase Price, Shares Purchased. Shares of Common Stock may be purchased under the Purchase Plan at a price not less than 85% of the lesser of the fair market value of the Common Stock on (i) the first day of the Offering Period or
(ii) the last day of Offering Period. The "fair market value" of the Common Stock on any relevant date will be the closing price per share as reported on The Nasdaq National Market System. The number of shares of Common Stock a participant purchases in each Offering Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation prior to the Exercise Date by the purchase price. In no event shall an employee be permitted to purchase during each Offering Period more than the lesser of:
(a) $12,500 worth of Common Stock (based on the fair market value of the Common Stock on the first day of the Offering Period, and (b) two hundred fifty (250) shares of Common Stock.

      Termination of Employment. Termination of a participant's employment for any reason, including disability or death, cancels his or her option and participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto.

      Adjustment Upon Change in Capitalization, Change in Control. In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other change in the capital structure of the Company effected without the receipt of consideration, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Purchase Plan, the number and class of shares of stock subject to options outstanding under the Purchase Plan, and the exercise price of any such outstanding options. Any such adjustment shall be made by the Board, whose determination shall be conclusive. Notwithstanding the above, in connection with any merger involving the Company or sale of the Company's assets, each option shall be assumed or an equivalent option substituted by such successor corporation. In the event the successor corporation refuses to assume or substitute for these options, the Board shall shorten the Offering Period then in progress to a new exercise date. In the event the Board sets a new exercise date, the Board will notify each participant at least 10 business days prior to the new exercise date that his or her option shall be exercised automatically on the new exercise date, unless prior to such date the participant has withdrawn from the Offering Period.

      Amendment and Termination of the Plan. The Board of Directors may at any time terminate or amend the Purchase Plan. An Offering Period may be terminated by the Board of Directors at the end of any Offering Period if the Board determines that termination of the Purchase Plan is in the best interests of the Company and its stockholders. In the event the Board determines that the ongoing operation of the Purchase Plan may result in unfavorable accounting consequences, the Board may, in its discretion, modify of amend the Purchase Plan to reduce or eliminate such accounting consequences. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held stockholders' meeting, if such amendment would require shareholder approval in order to comply with Section 423 of the Code.

      Withdrawal. Generally, a participant may withdraw from an Offering Period at any time without affecting his or her eligibility to participate in future Offering Periods. However, once a participant withdraws from a particular offering, that participant may not participate again in the same offering.

      Federal Tax Information for Purchase Plan. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two
(2) years from the first day of the Offering Period and more than one (1) year from the date of transfer of the stock to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above and except to the extent permitted under
Section 162(m) of the Code.

      THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE PURCHASE PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.


                                NEW PLAN BENEFITS

      Since the Purchase Plan is a new plan, no benefits or amounts have been received by or allocated to any individuals under such plan. However, the Purchase Plan will replace the Company's 1994 Purchase Plan. The following table sets forth the benefits or amounts which were received by or allocated to each of the following individuals under the 1994 Purchase Plan for the last completed fiscal year.


         NAME AND POSITION                               DOLLAR VALUE (1)     NUMBER OF UNITS
-------------------------------------------------------  ----------------     ----------------
Arthur B. Stabenow
    Chief Executive Officer ..........................       $    0                    0
Chris Ladas
    Vice President, Operations .......................       24,698                3,232
Paul E. Standish
    Vice President, Marketing and Applications .......       20,771                2,707
J. Phillip Russell
    Vice President, Finance and Administration .......       20,585                2,692
Robert Whelton .......................................        1,180                  143
Ray Reed
    Vice President, Business Development .............       20,673                2,704
Executive Officers as a group (8 persons) ............      112,286               14,510
Non-Executive Employees as a group ...................      794,177              104,646

--------
(1) Represents the market value on the date of purchase. The purchase price paid by each participant in the Purchase Plan is 15% below the market value.

VOTE REQUIRED AND RECOMMENDATION

      At the Special Meeting, the stockholders are being asked to approve the Purchase Plan and the reservation of shares thereunder. The affirmative vote of a majority of the Votes Cast on the proposal at the Special Meeting will be required to approve the Purchase Plan and the reservation of shares thereunder.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE COMPANY'S PURCHASE PLAN.



                       COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth information concerning compensation paid to the Named Executive Officers during the Company's last three fiscal years.


                           SUMMARY COMPENSATION TABLE


                                                                                               LONG-TERM
                                                     ANNUAL COMPENSATION(1)                  COMPENSATION
                                          --------------------------------------------       -------------
                                                                                              STOCK OPTION
                                            FISCAL                                             GRANTS(2)           ALL OTHER
       NAME AND PRINCIPAL POSITION           YEAR            SALARY             BONUS        (# OF SHARES)      COMPENSATION(3)
------------------------------------------  ------          --------          --------        ------------      ---------------
Arthur B. Stabenow.......................    1997           $330,006          $215,000           60,000            $39,573
    Chief Executive Officer                  1996            330,006           137,445           60,000             72,823
                                             1995            310,442           104,000           60,000             11,132

Chris Ladas..............................    1997            213,065            38,425           30,000             31,846(5)
    Vice President, Operations               1996            192,315(4)         20,680           20,000             10,141

Paul E. Standish.........................    1997            185,007            42,643           30,000              6,334
    Vice President, Marketing and            1996            185,007            30,290           20,000              6,151
    Applications                             1995            163,536            25,875           20,000              5,012

J. Philip Russell........................    1997            174,999            42,100           30,000              6,843
    Vice President, Finance and              1996            174,999            25,300           20,000              6,311
    Administration                           1995            152,744            21,000           20,000              6,013

Robert Whelton (6).......................    1997            204,681            40,125           45,000              1,329
                                             1996             45,695            15,000          100,000              5,410

Ray Reed.................................    1997            175,700            37,470           30,000              5,682
      Vice President, Business               1996            153,857(7)         22,650           80,000              5,647
      Development

---------------------------

(1) Excludes certain perquisites and other amounts which in the aggregate do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for each such executive officer.

(2) In January 1998, the Company's Board of Directors approved an option exchange program whereby all employees, other than Mr. Stabenow, that held options with exercise prices in excess of $7.50 per share were offered the opportunity to exchange such options for new options at $7.375 per share, which was the fair market value of the Common Stock on the date of the exchange program. In order to participate in the option exchange program, employees were required to restart the vesting period for their options such that the vesting commencement date would be January 27, 1998. In July 1998, the Company's Board of Directors approved an option exchange program whereby all employees that held options with exercise prices in excess of $4.75 per share were offered the opportunity to exchange such options for new options at $4.75 per share, which was the fair market value of the Common Stock on the date of the exchange program. In order to participate in the option exchange program, employees were required to restart the vesting period for their options such that the vesting commencement date would be June 30, 1998.
(3) Represents premiums paid by the Company for long term disability insurance and life insurance for each of the Named Executive Officers and tax return preparation fees for certain Named Executive Officers. Also includes, with respect to Mr. Stabenow, reimbursement of approximately $25,000 and $53,000 for certain personal travel expenses in fiscal 1997 and 1996, respectively.

(4)   Mr. Ladas joined the Company in January 1996.

(5) In fiscal 1997, Mr. Ladas earned approximately $22,000 of a payment being made in connection with his relocation in fiscal 1996.

(6) Mr. Whelton joined the Company in September 1996 and left the Company in December 1997. (7) Mr. Reed joined the Company in January 1996.



OPTION INFORMATION

      The following tables set forth information regarding stock options granted to the Named Executive Officers during fiscal 1997, as well as options held by such officers as of December 28, 1997, the last day of the Company's 1997 fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR



                                                                                              POTENTIAL REALIZABLE VALUES AT
                                                 INDIVIDUAL GRANTS (1)(2)                        ASSUMED-ANNUAL-RATES-OF
                                     ------------------------------------------------------       STOCK-PRICE-APPRECIATION
                                                   % OF TOTAL     EXERCISE                    (THROUGH EXPIRATION DATE)(3)
                                      OPTION        OPTIONS        PRICE        EXPIRATION    ----------------------------
             NAME                     GRANTS        GRANTED        ($/SH)          DATE           5%            10%
-------------------------------      -------        -------        ------         ------       --------     ----------
Arthur B. Stabenow.............      60,000           9.2%         $11.625        1/27/07      $424,504     $1,111,635
Chris Ladas....................      30,000           4.6           11.625        1/27/07       219,327        555,818
Paul E. Standish...............      30,000           4.6           11.625        1/27/07       219,327        555,818
J. Philip Russell..............      30,000           4.6           11.625        1/27/07       219,327        555,818
Robert Whelton.................      45,000           6.9           11.625        1/27/07       328,990        833,726
Ray Reed.......................      30,000           4.6           11.625        1/27/07       219,327        555,818

---------------------------


(1) All options were granted under the Company's 1991 Stock Option Plan (the "Option Plan") and are subject to the terms of such plan. Options vest cumulatively to the extent of 25% of the shares subject to the option on the first anniversary of the date of grant, an additional 25% of the shares subject to the option on the second anniversary of the date of grant, and an additional 1/48th of the shares subject to the option at the end of each one-month period thereafter.

(2) In January 1998, the Company's Board of Directors approved an option exchange program whereby all employees, other than Mr. Stabenow, that held options with exercise prices in excess of $7.50 per share were offered the opportunity to exchange such options for new options at $7.375 per share, which was the fair market value of the Common Stock on the date of the exchange program. In order to participate in the option exchange program, employees were required to restart the vesting period for their options such that the vesting commencement date would be January 27, 1998. In July 1998, the Company's Board of Directors approved an option exchange program whereby all employees that held options with exercise prices in excess of $4.75 per share were offered the opportunity to exchange such options for new options at $4.75 per share, which was the fair market value of the Common Stock on the date of the exchange program. In order to participate in the option exchange program, employees were required to restart the vesting period for their options such that the vesting commencement date would be June 30, 1998.

(3) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and are not an estimate or projection of future prices for the Company's Common Stock.

     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                            NUMBER OF                   VALUE OF
                                                                      UNEXERCISED OPTIONS          UNEXERCISED OPTIONS
                                                                       AT FISCAL YEAR END         AT FISCAL YEAR END(1)
                                    SHARES        VALUE           -------------------------      ----------------------
              NAME                 EXERCISED     REALIZED          VESTED         UNVESTED        VESTED       UNVESTED
---------------------------------  ----------    --------          --------         -------       -------      --------
Arthur B. Stabenow...............   12,000        $69,768          123,000          125,000       $353,479      $36,585
Chris Ladas......................      ---            ---           20,000           90,000          4,065       12,195
Paul E. Standish.................      ---            ---          174,000           76,000        957,397       12,195
J. Philip Russell................    9,500        150,813           32,500           68,000         58,699      134,858
Robert Whelton...................      ---            ---           25,000              ---          4,700          ---
Ray Reed.........................      ---            ---           20,000           90,000          4,065       12,195

---------------------------

(1) Represents the difference between the exercise price of the options and the closing price of the Company's Common Stock on December 24, 1997 of $7.188 per share.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During fiscal 1997 the Compensation Committee of the Board of Directors consisted of Messrs. Smullen and West, neither of whom is an officer or employee of the Company. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. On December 16, 1997, Mr. Smullen was hired as a consultant to perform the duties of an Acting Executive Vice President. In connection with Mr. Smullen's consulting service to the Company, the Company granted Mr. Smullen a nonstatutory stock option under the Option Plan to purchase 10,000 shares of the Company's Common Stock at an exercise price of $7.031 per share, which option is fully vested and exercisable. In 1997 and 1998, Mr. Smullen received $5,880 and $23,820, respectively, from the Company as cash compensation for consulting services. This consulting arrangement was mutually terminated in March 1998. Mr. Rizzi replaced Mr. Smullen on the Compensation Committee on December 16, 1997.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

      During fiscal 1997 the members of the Compensation Committee of the Board of Directors were Messrs. Smullen and West, each of whom is a non-employee director. In December 1997, Mr. Rizzi replaced Mr. Smullen on the Compensation Committee of the Board of Directors. The Compensation Committee sets, reviews and administers the executive compensation program of the Company. The role of the Compensation Committee is to establish and recommend salaries and other compensation paid to executive officers of the Company and to administer the Company's stock option plans and employee stock purchase plan. The Company's Board of Directors reviews and approves all stock option grants to employees (other than grants made by the Stock Option Approval Committee) and all executive officer base salaries and cash bonus payments.

      Compensation Philosophy. The Company's compensation philosophy is that cash compensation must (a) be competitive with other semiconductor companies of comparable size in order to help motivate and retain existing staff and (b) provide a strong incentive to achieve specific Company goals. The Company believes that the use of stock options as a long-term incentive links the interests of the employees to that of the stockholders and motivates key employees to stay with the Company to a degree that is critical to the Company's long-term success.

      Components of Executive Compensation. The principal cash components of executive compensation are base salary and cash bonuses. The equity component consists of stock options.

      Base salary is set for executives commensurate with each officer's level of responsibility and within the parameters of companies of comparable size within the Company's industry. The Compensation Committee conducts an annual survey of companies in the Company's industry to determine whether the Company's executive base compensation is within the competitive range. In 1997, the Compensation Committee determined that executive officer salaries should be reviewed on a calendar-year basis. During 1997, executive officer base monthly salaries were not increased from the base monthly salaries for the second half of fiscal 1996. The base monthly salary for the Chief Executive Officer was not raised in fiscal 1997, compared to the second half of fiscal 1996. The Chief Executive Officer's aggregate base compensation in fiscal 1997 was $330,006.

      It is the policy of the Company that variable, at-risk bonus compensation should comprise a meaningful portion of the annual executive compensation and should be determined by the performance of each executive officer, based on stated individual goals and the overall earnings performance of the Company. For each executive officer, a target bonus award is established each fiscal quarter. The actual bonus award for executive officers, other than Mr. Stabenow, is determined by the Chief Executive Officer, with review by the Compensation Committee, and paid quarterly. For Mr. Stabenow, the actual bonus payment is determined by the Compensation Committee, and paid on a semi-annual basis. During fiscal 1997, the target quarterly bonus for executive officers ranged from $15,000 to $18,750, and the semi-annual target bonuses for Mr. Stabenow were $150,000 for both the first and second halves of fiscal 1997. For 1997, the amount of annual bonus award paid to the Chief Executive Officer was $215,000.

      Stock options are generally granted when an executive joins the Company and on an annual basis thereafter. The options granted to each executive vest over a four or five year period. In addition to the stock option program, executives are eligible to participate in the Company's 1994 Employee Stock Purchase Plan (the "Purchase Plan") pursuant to which stock may be purchased at 85% of the lower of the fair market value at the beginning and end of each offering period (with the amount of deduction equal to up to a maximum of 10% of salary).

      Other elements of executive compensation include a supplemental life insurance program, supplemental long-term disability insurance, Company-wide medical benefits and the ability to defer compensation pursuant to a 401(k) plan. The Company matches annual contributions under the 401(k) plan up to a maximum of $2,080.

      The Company's Chief Executive Officer does not receive any other special or additional compensation other than as described herein or in the Summary Compensation Table.

      The Compensation Committee has considered the impact of Section 162(m) of the Code, and the regulations promulgated thereunder (the "Section"). The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Compensation Committee believes that any options granted under the Option Plan will meet the requirements of being performance-based, the Compensation Committee believes that the Section to date has not reduced and in the future will not reduce the tax deduction available to the Company. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

                         Compensation Committee of the Board of Directors


                         Roger Smullen*
                         Joseph D. Rizzi*
                         Jeffrey D. West


* Mr. Rizzi replaced Mr. Smullen on the Compensation Committee on
  December 16, 1997.

                COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

      The following graph sets forth the Company's total cumulative stockholder return as compared to the Standard & Poor's 500 Index and the Standard & Poor's Semiconductor Index for the period October 13, 1994 (the date of the Company's initial public offering) through December 31, 1997. Total stockholder return assumes $100 invested at the beginning of the period in the Common Stock of the Company, the stocks represented in the Standard & Poor's 500 Index and the stocks represented in the Standard & Poor's Semiconductor Index, respectively. Total return also assumes reinvestment of dividends; the Company has paid no dividends on its Common Stock. Historical stock price performance should not be relied upon as indicative of future stock price performance.


        Measurement Period
      (Fiscal Year Covered)              S&P 500            S&P SEMI              MLIN
10/14/94                                   100                 100                 100
12/30/94                                    98                 110                  91
3/31/95                                    107                 127                 127
6/30/95                                    116                 177                 174
9/29/95                                    125                 192                 168
12/29/95                                   131                 149                 110
3/29/95                                    137                  93                  98
6/28/96                                    142                  92                  81
9/27/96                                    145                 100                  86
12/27/96                                   160                 129                  87
3/27/97                                    165                 296                 131
6/26/97                                    188                 306                 110
9/25/97                                    200                 391                 107
12/24/97                                   199                 285                  77



                                  OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best

                                             THE BOARD OF DIRECTORS


     August 28, 1998

                            MICRO LINEAR CORPORATION
                                 PROXY SOLICITED
                       ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Arthur B. Stabenow and J. Philip Russell, jointly and severally, proxies with full power of substitution, to vote all shares of Common Stock of Micro Linear Corporation, a Delaware corporation, which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California, legal counsel to the Company, on September 29, 1998 at 9:00 a.m., local time, or any adjournment thereof. The proxies are being directed to vote as specified on the reverse side hereof, or, if no specification is made, FOR the proposal to approve the Company's 1998 Employee Stock Purchase Plan and in accordance with their discretion on such other matters that may properly come before the meeting.

               The directors recommend a FOR vote on the proposal.

                  (Continued and to be signed on reverse side.)

Please mark your votes as this:     |X|



1. Proposal to approve the Company's 1998 Employee Stock Purchase Plan and to reserve 200,000 shares of Common Stock for issuance thereunder.

           FOR                     AGAINST                         ABSTAIN

           |_|                       |_|                             |_|

                                          I plan to attend the Meeting:


                                          Dated:
                                                ------------------------


                                          ------------------------------
                                          (Signature)


                                          ------------------------------
                                          (Signature)

                                          (Signature(s) must be exactly as
                                          name(s) appear on this proxy. (If
                                          signing as attorney, executor,
                                          administrator, trustee, or guardian,
                                          please give full title as such, and,
                                          if signing for a corporation, please
                                          give your title. When shares are in
                                          the names of more than one person,
                                          each should sign this Proxy.)

                                   APPENDIX A

                            MICRO LINEAR CORPORATION

                        1998 EMPLOYEE STOCK PURCHASE PLAN


        1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2. Definitions.

               (a) "Board" shall mean the Board of Directors of the Company.

               (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

               (c) "Common Stock" shall mean the Common Stock of the Company.

               (d) "Company" shall mean Micro Linear Corporation, a California corporation, and any Designated Subsidiary of the Company.

               (e) "Compensation" shall mean all base straight time gross earnings including commissions, payments for overtime, shift premium, incentive compensation, incentive payments, or other compensation but excluding bonuses.

               (f) "Designated Subsidiary" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

               (g) "Employee" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

               (h) "Enrollment Date" shall mean the first day of each Offering Period.

               (i) "Exercise Date" shall mean the last day of each Offering Period.

               (j) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

                   (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq

SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                   (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                   (3) Notwithstanding paragraphs (1) and (2), in the case of an Offering Period commencing substantially concurrent with the Company's initial public offering, the Fair Market Value may be determined by the Board to be equal to the initial price to the public of shares of Common Stock in such offerings, or;

                   (4) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

               (k) "Offering Period" shall mean a period of approximately six
(6) months, commencing on the first Trading Day of the Company's first fiscal quarter and terminating on the last Trading Day of the Company's second fiscal quarter, or commencing on the first Trading Day of the Company's third fiscal quarter and terminating on the last Trading Day of the Company's fourth fiscal quarter, during which an option granted pursuant to the Plan may be exercised. Notwithstanding the foregoing, in the event the Company shall effect an initial public offering of Common Stock, the Board may determine to commence an Offering Period substantially concurrent with the public offering, such Offering Period to continue until the next succeeding May 31 or November 30 as the Board may determine. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

               (l) "Plan" shall mean this Employee Stock Purchase Plan.

               (m) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

               (n) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

               (o) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

               (p) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

        3.     Eligibility.

               (a) Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

               (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

        4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day of the Company's first and third fiscal quarters, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

        5.     Participation.

               (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

               (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

        6.     Payroll Deductions.

               (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

               (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

               (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

               (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

               (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

        7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than [DIVIDING $12,500 BY THE FAIR MARKET VALUE OF A SHARE OF THE COMPANY'S COMMON STOCK ON THE ENROLLMENT DATE /OR [_____] SHARES (SUBJECT TO ANY ADJUSTMENT PURSUANT TO SECTION 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The Option shall expire on the last day of the Offering Period.

        8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in
Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

        9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, the shares purchased upon exercise of his or her option.

        10.    Withdrawal.

               (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

               (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

        11. Termination of Employment. Upon a participant's ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

        12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

        13.    Stock.

               (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 400,000 shares, plus an annual increase beginning in January 1, 1999 equal to the lesser of (i) the number of shares of Common Stock repurchased by the Company during each applicable year, (ii) 400,000 shares of Common Stock, or
(iii) a lesser amount determined by the Board. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

               (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

               (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

        14. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

        15.    Designation of Beneficiary.

               (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

               (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        16. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

        17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

        18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

        19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

               (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves, the maximum number of shares each participant may purchase per Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

               (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board.

The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

               (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"). The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

        The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

        20.    Amendment or Termination.

               (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Sections 19 and 20 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering

Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 and Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

               (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

               (c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequences including, but not limited to:

                    (1) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

                    (2) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

                    (3) allocating shares.

                    Such modifications or amendments shall not require shareholder approval or the consent of any Plan participants.

        21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being pur chased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

                                    EXHIBIT A


                            MICRO LINEAR CORPORATION

                        1998 EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT



_____ Original Application                      Enrollment Date: _______________
_____ Change in Payroll Deduction Rate
_____ Change of Beneficiary(ies)


1.      _____________________________________ hereby elects to participate in the Micro Linear Corporation 1998 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (from 1 to 10%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to shareholder approval of the Employee Stock Purchase Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only): ______.

6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The

        Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of
        (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or
        (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:



NAME:  (Please print)    -------------------------------------------------------
                         (First)              (Middle)      (Last)



-------------------------     --------------------------------------------------
Relationship
                              --------------------------------------------------
                              (Address)


Employee's Social
Security Number:
                              --------------------------------------------------


Employee's Address:
                              --------------------------------------------------

                              --------------------------------------------------

                              --------------------------------------------------

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.



Dated:
      -------------------------     --------------------------------------------
                                    Signature of Employee



                                    --------------------------------------------
                                    Spouse's Signature (If beneficiary other than spouse)

                                    EXHIBIT B


                            MICRO LINEAR CORPORATION

                        1998 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL


        The undersigned participant in the Offering Period of the Micro Linear Corporation 1998 Employee Stock Purchase Plan which began on ___________ 19____ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.


                                 Name and Address of Participant:

                                 ------------------------------------

                                 ------------------------------------

                                 ------------------------------------



                                 Signature:

                                 ------------------------------------


                                 Date:
                                      -------------------------------